SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): September 6, 2002

                                 PPL Corporation
                                 ---------------
             (Exact Name of Registrant as Specified in Its Charter)


       Pennsylvania                    1-11459                   23-2758192
       ------------                    -------                   ----------
(State or other jurisdiction         (Commission                (IRS Employer
     of Incorporation)               File Number)            Identification No.)


                             PPL Energy Supply, LLC
                             ----------------------
             (Exact Name of Registrant as Specified in Its Charter)


          Delaware                     333-74794                 23-3074920
          --------                     ---------                 ----------
(State or other jurisdiction         (Commission                (IRS Employer
     of Incorporation)               File Number)            Identification No.)


           Two North Ninth Street, Allentown, Pennsylvania 18101-1179
           ----------------------------------------------------------
                    (Address of principal executive offices)


       Registrant's Telephone Number, including Area Code: (610) 774-5151
                                 --------------


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ITEM 2.  ACQUISITIONS OR DISPOSITION OF ASSETS
----------------------------------------------

On September 6, 2002, PPL Corporation ("PPL"), through an indirect, wholly-owned subsidiary (the "Acquiring Subsidiary") of PPL Energy Supply, LLC ("PPL Energy Supply"), acquired Mirant Corporation's 49% indirect equity interest in Western Power Distribution Holdings Limited and WPD Investment Holdings Limited (together, "WPD") for an aggregate consideration of approximately $235 million. PPL Energy Supply and Mirant Corporation have each guaranteed the obligations of their respective subsidiaries under the acquisition documents. The consideration paid by the Acquiring Subsidiary for the acquisition was funded with a bridge loan provided by a United States affiliate from the issuance of commercial paper. The Acquiring Subsidiary intends to replace this bridge financing with permanent debt financing in the near future.

WPD, through indirect, wholly-owned subsidiaries, operates two electric transmission and distribution companies in the United Kingdom which together serve approximately 2.5 million customers. Prior to the acquisition, PPL and PPL Energy Supply indirectly held 51% of the equity interests in WPD but shared control of WPD with Mirant Corporation pursuant to shareholders' agreements. The shareholders' agreements were terminated in connection with the closing of the acquisition.

For the calendar year ended December 31, 2001 and for the six months ended June 30, 2002, WPD recorded revenues of (pound)375.3 million ($540.7 million based on an average exchange rate of $1.441 per British pound for the period) and (pound)199.4 million ($287.9 million based on an average exchange rate of $1.444 per British pound for the period), and at June 30, 2002, WPD had total assets of (pound)2,912.3 million ($4,464.6 million based on an exchange rate of $1.533 per British pound at June 30, 2002) and total debt of (pound)1,338.7 million ($2,052.2 million based on an exchange rate of $1.533 per British pound), (pound)310.0 million ($475.3 million based on an exchange rate of $1.533 per British pound) of which falls due within one year. All currently outstanding indebtedness of WPD is non-recourse to all other PPL affiliates. All of the preceding amounts are unaudited. Historically, PPL and PPL Energy Supply have accounted for their investment in WPD using the equity method of accounting. From and after the acquisition of the remaining interest in WPD, the results of WPD will be consolidated with the results of PPL and PPL Energy Supply, meaning that PPL and PPL Energy Supply will eliminate the related investment account from their respective financial statements and fully reflect all of WPD's income statement and balance sheet amounts, including all of WPD's debt, in their financial statements on a U.S. GAAP basis.


ITEM 9.  REGULATION FD DISCLOSURE
---------------------------------

On September 6, 2002, PPL Corporation issued a press release announcing, among other things, the acquisition described in this report and 2003 earnings guidance and reaffirming 2002 earnings guidance.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA INFORMATION AND EXHIBITS
-----------------------------------------------------------------

(a)  Financial Statements of Business Acquired. Pursuant to
     Section 3-05(b)(4)(i)(B) of Regulation S-X, audited financial statements for the acquired business will be filed within 74 days of the date of the acquisition.

(b) Pro Forma Financial Information. Pursuant to Section 3-05(b)(4)(i)(B) of Regulation S-X, pro forma financial information giving effect to the acquisition described in this report will be filed within 74 days of the date of the acquisition.

(c)  Exhibits.

     2.1 Purchase and Sale Agreement by and between Mirant Investments UK, Ltd. as Seller and Towerweave Limited as Purchaser, for the Sale of Shares of Western Power Distribution Holdings Limited, dated as of
          September 6, 2002.

     2.2 Purchase and Sale Agreement by and between Mirant Investments Europe UK, Inc. and Mirant Holdings Europe UK, Inc., as Sellers and Towerweave Limited, as Purchaser, for the Sale of Shares of WPD Investment Holdings Limited, dated as of September 6, 2002.

     10.1 Purchaser Guaranty Agreement, dated as of September 6, 2002, by PPL Energy Supply, LLC, for the benefit of Mirant Investments UK, Ltd.

     10.2 Purchaser Guaranty Agreement, dated as of September 6, 2002, by PPL Energy Supply, LLC, for the benefit of Mirant Investments Europe UK, Inc. and Mirant Holdings Europe UK, Inc.

     10.3 Seller Guaranty Agreement, dated as of September 6, 2002, by Mirant Corporation, for the benefit of Towerweave Limited.

     10.4 Seller Guaranty Agreement, dated as of September 6, 2002, by Mirant Corporation, for the benefit of Towerweave Limited.

     99.1 Press Release filed pursuant to Regulation FD.

                                   SIGNATURES
                                   ----------

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

                                     PPL CORPORATION


                                     By:    /s/ James E. Abel
                                            ------------------------------------
                                            James E. Abel
                                            Vice President-Finance and Treasurer



                                     PPL ENERGY SUPPLY, LLC


                                     By:    /s/ James E. Abel
                                            ------------------------------------
                                            James E. Abel
                                            Treasurer



Dated:   September 9, 2002